                               BOCA RESEARCH, INC.

                   EXHIBIT 11 - CALCULATION OF SHARES USED IN
                     DETERMINING PRIMARY EARNINGS PER SHARE
                                   (Unaudited)

                               SEPTEMBER 30, 1996

                                                                    THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                    SEPTEMBER 30, 1996             SEPTEMBER 30 1996
                                                                   ---------------------          ------------------


Shares outstanding at January 1, 1996.........................           8,522,759                     8,522,759
Shares issued January 1, 1996 in
  connection with the 1992 Employee
  Stock Purchase Plan.........................................               9,502                         9,502
Shares issued in connection with a
  non-qualified stock option plan.............................               2,778                        55,335
Shares issued July 1, 1996 in connection with
  the 1992 Employee Stock Purchase Plan.......................              11,243                         3,748
Weighted average of optioned shares
  using the treasury stock method.............................             245,303                       373,958
                                                                           -------                       -------
Weighted average primary shares
  outstanding.................................................           8,791,585                     8,965,302
                                                                         =========                     =========


                               SEPTEMBER 30, 1995

                                                                     THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                     SEPTEMBER 30, 1995           SEPTEMBER 30, 1995
                                                                    --------------------          ------------------

Shares outstanding at January 1, 1995.........................           8,424,685                     8,424,685
Shares issued January 1, 1995 in
  connection with the 1992 Employee
  Stock Purchase Plan.........................................               4,932                         4,932
Shares issued in connection with a
  non-qualified stock option plan.............................              43,528                        23,984
Shares issued July 1, 1995 in connection with
  the 1992 Employee Stock Purchase Plan.......................              13,810                         4,603
Weighted average of optioned shares
  using the treasury stock method.............................             600,292                       415,806
                                                                        ----------                    ----------
Weighted average primary shares
  outstanding.................................................           9,087,247                     8,874,010
                                                                         =========                     =========

                               BOCA RESEARCH, INC.

                          CALCULATION OF SHARES USED IN
                  DETERMINING FULLY-DILUTED EARNINGS PER SHARE
                                   (Unaudited)

                               SEPTEMBER 30, 1996

                                                                    THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                    SEPTEMBER 30, 1996             SEPTEMBER 30 1996
                                                                   ---------------------          ------------------

Shares outstanding at January 1, 1996.........................           8,522,759                     8,522,759
Shares issued January 1, 1996 in
  connection with the 1992 Employee
  Stock Purchase Plan.........................................               9,502                         9,502
Shares issued in connection with a
  non-qualified stock option plan.............................               2,778                        55,335
Shares issued July 1, 1996 in connection with
  the 1992 Employee Stock Purchase Plan.......................              11,243                         3,748
Weighted average of optioned shares
  using the treasury stock method.............................             245,303                       373,958
                                                                        ----------                    ----------
Weighted average fully-diluted shares
  outstanding.................................................           8,791,585                     8,965,302
                                                                        ==========                    ==========


                               SEPTEMBER 30, 1995

                                                                    THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                    SEPTEMBER 30, 1995            SEPTEMBER 30, 1995
                                                                   ---------------------          ------------------


Shares outstanding at January 1, 1995.........................           8,424,685                     8,424,685
Shares issued January 1, 1995 in
  connection with the 1992 Employee
  Stock Purchase Plan.........................................               4,932                         4,932
Shares issued in connection with a
  non-qualified stock option plan.............................              43,528                        23,984
Shares issued July 1, 1995 in connection with
  the 1992 Employee Stock Purchase Plan.......................              13,810                         4,603
Weighted average of optioned shares
  using the treasury stock method.............................             600,292                       558,262
                                                                        ----------                    ----------
Weighted average fully-diluted shares
  outstanding.................................................           9,087,247                     9,016,466
                                                                        ==========                    ==========




                                     - 28 -